Exhibit 10.10 (i)

AMENDMENT NO. 9 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 9 (this “Amendment”), dated as of February 7, 2024, to the Stock Purchase Agreement, dated as of April 15, 2022, as amended on June 15, 2022, November 15, 2022, May 30, 2023, August 8, 2023, November 6, 2023, November 22, 2023, December 14, 2023 and January 9, 2024 (as amended, the “Stock Purchase Agreement”), by and among WILSON-DAVIS & CO. INC., a Utah corporation (the “Company”), those individuals and/or entities listed in Exhibit A of the Stock Purchase Agreement (collectively, the “Sellers,” and individually, a “Seller”), and ATLASCLEAR, INC., a Wyoming corporation (inadvertently identified as “Atlas Clear Corp., a Delaware registered corporation” in the Stock Purchase Agreement) (“Purchaser”), is entered into by and among the Company, Sellers, Purchaser, CALCULATOR NEW PUBCO, INC., a Delaware corporation to be renamed AtlasClear Holdings, Inc. ( “Parent”), and, solely for purposes of Section 2(b)(iii)(C), QUANTUM VENTURES LLC, a Delaware limited liability company (“Sponsor”, and together with Parent, Sellers, Purchaser and the Company, the “Parties” and each a “Party”), pursuant to terms set forth in Section 2 below. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Stock Purchase Agreement.

RECITALS

WHEREAS Section 12.1 of the Stock Purchase Agreement provides for the amendment of the Stock Purchase Agreement in accordance with the terms set forth therein;

WHEREAS Purchaser, Parent, Quantum FinTech Acquisition Corp., Calculator Merger Sub 1, Inc., Calculator Merger Sub 2, Inc., Atlas FinTech Holdings Corp. and Robert McBey entered into that certain Business Combination Agreement, dated as of November 16, 2022 (as amended, the “Business Combination Agreement”) providing for the acquisition by Parent of Quantum and the Company;

WHEREAS Purchaser, Sellers and Parent wish to renegotiate the principal terms of the Stock Purchase Agreement and the purchase and sale of the Company’s capital stock described therein;

WHEREAS the Parties desire to further amend the Stock Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT

1.	Amendment to Section 1.1 – Definitions.

a.	The following definitions are added to Section 1.1 of the Stock Purchase Agreement:

“Common Stock” will mean (i) prior to the consummation of the transactions contemplated by the Business Combination Agreement, the common stock of Quantum, and (ii) from and after the consummation of the transactions contemplated by the Business Combination Agreement, the common stock of Parent, par value $0.0001 per share.

“Founder Shares” will mean shares of common stock, par value $0.0001 per share, of Quantum, purchased by Sponsor prior to Quantum’s initial public offering.

“Sponsor” will mean Quantum Ventures LLC, a Delaware limited liability company.

“VWAP” will mean, for any Trading Day, the per share volume-weighted average price of the Common Stock as reported by Bloomberg through its “VAP” function in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined using a volume weighted average method by a nationally recognized independent investment banking firm retained for this purpose by Company), determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Trading Day” will mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market or over-the-counter bulletin board on which the Common Stock is then being traded.

2.	Amendment to Section 3.3 – Final Closing Deliverables.

a.	Section 3.3(a)(ii) of the Stock Purchase Agreement is hereby deleted in its entirety.

b.	Section 3.3(a)(iii) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(iii)

 (A)          Purchaser and Parent will pay, or cause to be paid, on a joint and several basis, to (1) the Sellers, on a pro rata basis based on their respective ownership percentage in the Company, an amount equal to twelve million dollars ($12,000,000) in immediately available funds (the “Cash Payment”) and (2) Glen Holdings, an amount equal to three million dollars ($3,000,000) via the issuance of (a) a short-term convertible promissory note in the form attached hereto as Exhibit A (the “Short-Term Convertible Promissory Note”) for the principal amount of $2,000,0000 and (b) a long-term convertible promissory note in the form attached hereto as Exhibit B (the “Long-Term Convertible Promissory Note”) for the principal amount of $1,000,000; provided, however, that Purchaser and Parent may, at their sole option, reduce the amount of the Cash Payment to eight million dollars ($8,000,000), subject to the provisions of Section 3.3(a)(iii)((C) below (the “Cash Reduction Election”).

(B)          Purchaser will issue additional Short-Term Convertible Promissory Notes to all Sellers, including Glen Holdings, in an aggregate principal amount of $3,000,000, on a pro rata basis based on their respective ownership percentage of the Company.

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In addition to the above, Purchaser will issue additional Long-Term Convertible Promissory Notes to all Sellers, including Glen Holdings, for payment of the remaining balance of the Purchase Price on a pro rata basis based on their ownership percentage in the Company.

As an additional inducement to the Sellers to execute this Amendment, Parent and each Seller (as a Holder) will enter into a Parent Guaranty and Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

The principal balance of the Short-Term Convertible Promissory Note and each of the Long-Term Convertible Promissory Notes shall be calculated based on the methodology and note face amounts described by Schedule 1.1, as adjusted for the Company’s financial information as of December 31, 2023. The execution and delivery of the Short-Term Convertible Promissory Note and each of the Long-Term Convertible Promissory Notes based on the Company’s financial information as of December 31, 2023 shall be a condition of closing of the Business Combination Agreement and the Stock Purchase Agreement.

(C)           (1)         If, and only if, Purchaser and Parent make the Cash Reduction Election, Sponsor shall assign and transfer, or cause to be assigned and transferred to the Sellers, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance) on a pro rata basis based on their respective ownership percentage in the Company, (aa) Founder Shares having an aggregate value of four million dollars ($4,000,000) (the “Consideration Shares”), calculated based on the VWAP for the five (5) Trading Days immediately preceding the Closing (the “Closing VWAP”) and (bb) additional Founder Shares having an aggregate value of two million dollars ($2,000,000) (the “Bonus Shares”), calculated based on the Closing VWAP. The Consideration Shares and the Bonus Shares will be registered on the Form S-4 previously filed by Parent and will not be subject to any lock-up restrictions.

(2)          Following the Closing and continuing until the six-month anniversary of the Closing (the “Measurement Date”), the Sellers may sell any or all of the Consideration Shares, in their discretion. If, prior to the Measurement Date, the Sellers have sold all of the Consideration Shares and have received aggregate gross proceeds of less than four million dollars ($4,000,000) (the “Gross Proceeds Shortfall”), the Sponsor shall, upon receipt of reasonable written evidence thereof, assign and transfer, or cause to be assigned and transferred to the Sellers, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), additional Founder Shares having a value (calculated based on the VWAP for the five (5) Trading Days immediately preceding the date of calculation) equal to the Gross Proceeds Shortfall, which the Sellers may sell (any such additional shares, the “Additional Shares”). This process may be repeated prior to the Measurement Date until the Sellers have received aggregate gross proceeds of at least four million dollars ($4,000,000) through the sale of the Consideration Shares and any Additional Shares (such proceeds, collectively, the “Sale Proceeds”).

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(3)          If, as of the Measurement Date, the aggregate Sales Proceeds plus the value of any Consideration Shares and Additional Shares then held by the Sellers (calculated based on the VWAP for the five (5) Trading Days immediately preceding the Measurement Date) is less than four million dollars ($4,000,000), then Parent shall pay the difference to the Sellers, on a pro rata basis based on their respective ownership percentage in the Company, and the Sponsor shall have no obligation to assign and transfer, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), any additional Founder Shares. If, as of the Measurement Date, the aggregate Sales Proceeds plus the value of any Consideration Shares and Additional Shares then held by the Sellers (calculated based on the VWAP for the five (5) Trading Days immediately preceding the Measurement Date) is greater than four million dollars ($4,000,000), then the Sellers shall, jointly and severally, promptly assign and transfer back directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), to the Sponsor the excess Consideration Shares and/or Additional Shares.

(4)          Notwithstanding anything to the contrary herein, in no event shall the maximum number of Founder Shares required to be transferred by Sponsor hereunder (including Consideration Shares, Additional Shares and Bonus Shares) exceed 2,500,000. Until the obligation to transfer Additional Shares is satisfied, Sponsor will reserve such shares for possible future assignments and transfers, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), to the Sellers. In addition, in no event shall Sponsor transfer any founder shares to any Seller to the extent that such Seller would, as a result, own 10% or more of Parent’s outstanding shares of Common Stock (in which case Sponsor shall remain obligated to assign and transfer, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), the shares not transferred as a result of this sentence to such Seller if and when such Seller has reduced its holdings below 10%).

3.	Amendment to Section 9.1(a)(v) – Termination. Section 9.1(a)(v) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(v)

(A)          by a majority in interest of the Sellers and the Company if the Business Combination Agreement is terminated in accordance with its terms; and

(B)          by a majority in interest of the Sellers and the Company if the closing of the Business Combination Agreement and the Stock Purchase Agreement (and the payments required to the Sellers thereunder) do not occur on or before February 15, 2024.

ARTICLE II

MISCELLANEOUS

1.	No Further Amendment. Except as expressly amended hereby, the Stock Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Stock Purchase Agreement or any of the documents referred to therein.

2.	Effect of Amendment. This Amendment shall form a part of the Stock Purchase Agreement for all purposes, and each Party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Stock Purchase Agreement shall be deemed a reference to the Stock Purchase Agreement as amended hereby.

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3.	Governing Law. This Amendment, including the formation, breach. termination, validity, interpretation, and enforcement thereof, and all transactions contemplated by this Amendment, will in all respects be governed by, and construed in accordance with, the laws of the state of Utah, without giving effect to principles or rules of conflict of laws. to the extent such principles or rules would permit or require the application of the laws of another jurisdiction.

4.	Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AMENDMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED EXCLUSIVELY IN THE FEDERAL OR STATE COURT SITTING IN THE STATE OF UTAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING, SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY PREPAID EXPRESS COURIER TO SUCH PARTY’S ADDRESS SET FORTH IN THE STOCK PURCHASE AGREEMENT WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.	Severability. Any term or provision of this Amendment that is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason will. as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or provision is invalid or unenforceable, the Company, the Sellers, and Purchaser will negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment be consummated as originally contemplated to the greatest extent possible. If any provision of this Amendment is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision will be interpreted to be only so broad as is enforceable.

6.	Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart. A signed copy of this Amendment transmitted by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original executed copy of this Amendment for all purposes. This Amendment will not be binding unless and until signature pages are executed and delivered by each of the Company, Purchaser, and the Sellers.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

COMPANY: WILSON-DAVIS & CO., INC., a Utah corporation

By:	/s/ Lyle W. Davis
Name:	Lyle W. Davis
Title:	Chairman

PURCHASER: ATLASCLEAR, INC., a Wyoming corporation

By:	/s/ Craig Ridenhour
Name:	Craig Ridenhour
Title:	Chief Business Development Officer

PARENT: CALCULATOR NEW PUBCO, INC.

By:	/s/ Craig Ridenhour
Name:	Craig Ridenhour
Title:	Director

Solely for purposes of Section 2(b)(iii)(C), SPONSOR: QUANTUM VENTURES LLC, a Delaware limited liability company

By:	/s/ John M. Schaible
Name:	John M. Schaible
Title:	Chief Executive Officer

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SELLERS:

/s/ Byron B. Barkley
BYRON B. BARKLEY, an individual

BARKLEY PENSION TRUST/PROFIT SHARING PLAN

By:	/s/ Byron B. Barkley
Name:	Byron B. Barkley
Title:	Trustee

PAUL N. DAVIS ESTATE

By:	/s/ Brent Davis
Name:	Brent Davis
Title:	Personal Representative

/s/ Lyle W. Davis
LYLE W. DAVIS, an individual

/s/ James C. Snow
JAMES C. SNOW, an individual

/s/ William Walker
WILLIAM WALKER, an individual

GLEN HOLDINGS CORP.

By:	/s/ Eric Flesche
Name:	Eric Flesche
Title:	Personal Representative

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